Exhibit 99.3
WAKULLA BANK
INDEX OF FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm	2
Statement of Assets Acquired and Liabilities Assumed at October 1, 2010	3
Notes to Statement of Assets Acquired and Liabilities Assumed	4 - 9

Report of Independent Registered Public Accounting Firm
Audit Committee, Board of Directors and Stockholders
Home BancShares, Inc.
Conway, Arkansas
We have audited the accompanying statement of assets acquired and liabilities assumed by Centennial Bank (a wholly owned subsidiary of Home BancShares, Inc.) pursuant to the purchase and assumption agreement dated October 1, 2010. The Company’s management is responsible for this financial statement. Our responsibility is to express an opinion on the financial statement based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the statement of assets acquired and liabilities assumed referred to above is presented fairly, in all material respects, as of October 1, 2010, in conformity with accounting principles generally accepted in the United States of America.
/s/ BKD, LLP
Little Rock, Arkansas
December 17, 2010

STATEMENT OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
By Centennial Bank
(a wholly owned subsidiary of Home BancShares, Inc.)

(In thousands)	October 1, 2010
Assets
Cash and due from banks	$9,796
Cash received from FDIC	80,925
Investment securities	45,861
Federal funds sold	27,591
Loans receivable not covered by FDIC loss share	17,560
Loans receivable covered by FDIC loss share	148,162
FDIC indemnification asset	28,800
Core deposit intangible	3,360
Other assets	15,862

Total assets acquired	$377,917

Liabilities
Deposits:
Demand and non-interest bearing	$44,326
Savings and interest-bearing transaction accounts	91,172
Time deposits	220,711

Total deposits	356,209
Accrued interest payable and other liabilities	4,682

Total liabilities assumed	360,891

Net assets acquired, excluding deferred tax impact	17,026

Deferred tax impact	6,678

Net assets acquired	$10,348

See Notes to Statement of Assets Acquired and Liabilities Assumed.

NOTES TO STATEMENT OF ASSETS
ACQUIRED AND LIABILITIES ASSUMED
By Centennial Bank
(a wholly owned subsidiary of Home BancShares, Inc.)
1. FDIC-Assisted Acquisition of Certain Assets and Liabilities of Wakulla Bank
     On October 1, 2010, Centennial Bank (the Bank) entered into a purchase and assumption agreement (the “Agreement”) with the FDIC, as receiver, pursuant to which the Bank acquired the performing loans and certain assets and assumed substantially all of the deposits and certain liabilities of Wakulla Bank (Wakulla).
     Prior to the acquisition, Wakulla operated 12 banking centers in the Florida Panhandle. Excluding the effects of purchase accounting adjustments, Centennial Bank acquired approximately $322.4 million in assets and assumed approximately $354.4 million in deposits of Wakulla. Additionally, Centennial Bank purchased performing loans of approximately $227.7 million, $45.9 million of marketable securities and $27.6 million of federal funds sold.
     The assets acquired and liabilities assumed are presented at fair value on the date of acquisition, after adjustment for expected loss recoveries under the loss sharing agreements described below. Fair values for the categories of assets and liabilities were determined as described in Note 3 to the Statement of Assets Acquired and Liabilities Assumed. These fair value estimates are considered preliminary, and are subject to change for up to one year after the closing date of the acquisition as additional information relative to closing date fair values becomes available. Centennial Bank and the FDIC are engaged in on-going discussions that may impact which assets and liabilities are ultimately acquired or assumed by Centennial Bank and/or the purchase prices. In addition, the tax treatment of the FDIC assisted acquisition is complex and subject to interpretations that may result in future adjustments of deferred taxes as of the acquisition date.
2. Loss Sharing Agreement and FDIC Indemnification Asset
     In connection with the Wakulla acquisition, Centennial Bank entered into a loss sharing agreements with the FDIC. Pursuant to the terms of the loss sharing agreements, the FDIC is obligated to reimburse Centennial Bank for 70% of losses on the first loss tranche of up to $15.7 million in single family residential loans and up to $22.7 million in commercial loans. The FDIC will reimburse Centennial Bank for 30% of losses on the second loss tranche including the next $8.6 million in single family residential loans and the next $25.7 million in commercial loans. The FDIC will reimburse Centennial Bank for 80% of losses above these amounts with respect to covered loans. Centennial Bank will reimburse the FDIC for 70%, 30% and 80%, respectively, of recoveries with respect to losses for which the FDIC paid Centennial Bank the respective percentage reimbursement under the loss sharing agreements. The loss sharing agreement does not provide loss sharing for consumer loans, estimated to total approximately $22.2 million, which we acquired from Wakulla.
     The following table summarizes the assets covered by the loss sharing agreements, the amount covered by the FDIC and the fair value:

	October 1, 2010
	Amount Covered
	by FDIC	Fair Value
	(In thousands)
Assets covered by loss share
Loans receivable covered by loss share	$205,416	$148,162

     The amounts covered by the loss sharing agreements are the pre-acquisition book values of the underlying covered assets, the contractual balance of unfunded commitments that were acquired, and certain future net direct costs. The loss sharing agreements applicable to single family residential mortgage loans provide for FDIC loss sharing and Centennial Bank reimbursement to the FDIC for ten years. The loss sharing agreements applicable to all other covered assets provide for FDIC loss sharing for five years and Centennial Bank reimbursement of recoveries to the FDIC for eight years.
     The loss sharing agreements are subject to certain servicing procedures as specified in the agreements with the FDIC. The expected reimbursements under the loss sharing agreements were recorded as indemnification asset at their estimated fair values of $28.8 million for the Agreement, on the acquisition date. The indemnification asset reflects the present value of the expected net cash reimbursement related to the loss sharing agreements described above.
3. Summary of Significant Accounting Policies
     Centennial Bank has determined that the acquisition of the net assets of Wakulla constitute a business combination as defined by the FASB ASC Topic 805, Business Combinations. Accordingly, the assets acquired and liabilities assumed are presented at their fair values as required. Fair values were determined based on the requirements of FASB ASC Topic 820, Fair Value Measurements. In many cases, the determination of these fair values required management to make estimates about discount rates, future expected cash flows, market conditions and other future events that are highly subjective in nature and subject to change. The following is a description of the methods used to determine the fair values of significant assets and liabilities.
     Cash and due from banks, cash received from FDIC and federal funds sold — The carrying amount of these assets is a reasonable estimate of fair value based on the short-term nature of these assets. The $80.9 million cash received from the FDIC is the first pro-forma cash settlement received from the FDIC on Monday following the closing weekend.
     Investment securities — Investment securities were acquired from the FDIC at fair market value. The fair values provided by the FDIC were reviewed and considered reasonable based on Centennial Bank’s understanding of the market conditions.
     Loans — Fair values for loans were based on a discounted cash flow methodology that considered factors including the type of loan and related collateral, classification status, fixed or variable interest rate, term of loan and whether or not the loan was amortizing, and current discount rates. The discount rates used for loans are based on current market rates for new originations of comparable loans and include adjustments for liquidity concerns. The discount rate does not include a factor for credit losses as that has been included in the estimated cash flows. Loans were grouped together according to similar characteristics and were treated in the aggregate when applying various valuation techniques.
     FDIC indemnification asset — This loss sharing asset is measured separately from the related covered assets as it is not contractually embedded in the covered assets and is not transferable with the covered assets should Centennial Bank choose to dispose of them. Fair value was estimated using projected cash flows related to the loss sharing agreements based on the expected reimbursements for losses and the applicable loss sharing percentages. These cash flows were discounted to reflect the uncertainty of the timing and receipt of the loss-sharing reimbursement from the FDIC.
     Core deposit intangible — This intangible asset represents the value of the relationships that Wakulla had with its deposit customers. The fair value of this intangible asset was estimated based on a discounted cash flow methodology that gave appropriate consideration to expected customer attrition rates, cost of the deposit base, and the net maintenance cost attributable to customer deposits.

     Deposits — The fair values used for the demand and savings deposits that comprise the transaction accounts acquired, by definition equal the amount payable on demand at the acquisition date. Centennial Bank did not reset deposit rates to current market rates even though the rates were above market; therefore, a $1.8 million fair value adjustment was recorded for time deposits.
     FDIC Clawback Provision — The Agreement allows the FDIC to recover a portion of the loss share funds previously paid out under the indemnification agreement in the event losses fail to reach the expected loss level under a claw back provision (“Clawback Provision”). A true-up is scheduled to occur in the calendar month in which the tenth anniversary of the Wakulla closing occurs. If the threshold is not met, the assuming institution is required to pay the FDIC 50 percent of the excess, if any, within 45 days following the true-up.
     The value of the Clawback Provision liability is calculated as the present value of the estimated payment to the FDIC in the tenth year using the formula provided in the Agreement. Pursuant to the formula in the Agreement, the liability was calculated at 50 percent of the excess, if any, of (i) 20% of an intrinsic loss estimate of $73.0 million, less (ii) the sum of (A) 20% of the net loss amount (the sum of all losses less the sum of all recoveries on covered assets) plus (B) 25% of the asset premium (discount) plus (C) 3.5% of the total loans subject to loss sharing under the loss sharing agreements as specified in the schedules to the Agreement.
     As of October 1, 2010 the Clawback Provision is estimated to be a liability of $2.9 million. The result of the calculation            is based on the net present value of expected future cash payments to be made by the Company to the FDIC at the conclusion of the loss share agreements. The discount rate used was based on current market rates. The expected cash flows were calculated in accordance with the loss share agreements and are based primarily on the expected losses on the covered assets.
     Unfunded Commitments — Unfunded loan commitments represent the unused portion of lines of credit available to customers based on previously agreed rates and terms.
     The fair value of the unfunded loan commitments (the “Commitments”) was estimated using the income approach. Assumptions regarding expected utilization were applied to the unfunded balances. A premium or discount was estimated for the Commitments. The premium/discount for the Commitments was then adjusted for the time value of money over the average remaining life of the Commitments. In addition, the present value of the opportunity cost associated with regulatory requirements to hold reserve capital in connection with the Commitments was included to arrive at its fair value.
     Based on the facts, assumptions, and valuation methodologies used in our analysis, we estimated the fair value of the Commitments, as of October 1, 2010 and expressed as a liability, to be $1.4 million.
4. Bank Premises and Equipment
     Centennial Bank did not acquire a material amount of the real estate, banking facilities, furniture and equipment of Wakulla as part of the purchase and assumption agreement but has the option to purchase these assets at fair market value from the FDIC. This purchase option expires 90 days after acquisition date. Fair market values for the real estate, facilities, furniture and equipment will be based on current appraisals and determined at a later date. Centennial Bank is leasing these facilities and equipment from the FDIC until current appraisals are received and a final decision is made.

5. Investment Securities
The fair value of securities acquired is as follows at October 1, 2010:

		Tax Equivalent
	Fair Value	Yield
	(In thousands)
U.S. government-sponsored enterprises	$22,637	2.92%
Mortgage-backed securities	18,053	2.58
State and political subdivisions	4,681	5.34
Other	490	n/a

	$45,861

     Investment securities having a carrying value of approximately $17.9 million were pledged to secure public deposits and for other purposes required or permitted by law.
     The estimated fair value of securities at October 1, 2010, by contractual maturity, is show below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

Fair Value
(In thousands)
Due in one year or less	$—
Due after one year through five years	3,797
Due after five years through ten years	18,265
Due after ten years	23,309
No contractual maturity	490

Total	$45,861

6. Loans Receivable, Net
The composition of loans receivable acquired, net, at October 1, 2010 is as follows:

		Effective
	Fair Value	Interest Rate
	(In thousands)
Loans receivable not covered by loss share:
Consumer	$17,560	5.87%
Loans receivable covered by FDIC loss share:
Commercial real estate loans	73,286	6.53
Residential real estate loans	54,704	6.48
Commercial and industrial	19,139	6.27
Other	1,033	7.11

Total	$165,722

     The following is a summary of the covered impaired loans acquired in the Wakulla acquisition during 2010 as of the date of acquisition.

October 1, 2010
(In thousands)
Contractually required principal and interest at acquisition	$236,452
Non-accretable difference (expected losses and foregone interest)	57,236

Cash flows expected to be collected at acquisition	179,216
Accretable yield	31,054

Basis in acquired loans at acquisition	$148,162

7. Core Deposit Intangible
     The audited Statement of Assets Acquired and Liabilities Assumed reflects a core deposit intangible asset of $3.4 million at October 1, 2010 related to the Wakulla acquisition. The core deposit intangible asset will be amortized utilizing a straight-line amortization method over an estimated economic life of 7 years. Estimated amortization expense of core deposit intangibles for each of the years 2010 through 2014 is: 2010 — $120,000; 2011 — $480,000; 2012 — $480,000; 2013 - $480,000; and 2014 — $480,000. Centennial Bank will review the valuation of this intangible asset annually during the fourth quarter to ensure that no impairment has occurred. If any impairment is subsequently determined, the Company will record the impairment as an expense in its consolidated statement of income.
8. Deposits
Deposit liabilities assumed are composed of the following at October 1, 2010:

October 1, 2010
(In thousands)
Demand and non-interest bearing	$44,326
Savings and interest-bearing transaction accounts	91,172
Time deposits	220,711

Total deposits	$356,209

     The following is a summary of the scheduled maturities of the assumed time deposits at October 1, 2010 (in thousands):

Fair Value
(In thousands)
Three months or less	$49,466
Over three months to six months	33,562
Over six months to 12 months	95,531
Over 12 months	42,152

Total	$220,711

     At the time of the acquisition, Centennial Bank did not reset time deposit rates to current market rates even though the rates were above market, which resulted in a $1.8 million fair value adjustment for time deposits. The weighted average contractual interest rate for time deposits after the fair market value adjustment was 1.93%.
     The aggregate amount of time deposits with a minimum denomination of $100,000 was $65.1 million at October 1, 2010.

9. Deferred Income Taxes
     The deferred tax liability of $6.7 million as of October 1, 2010 is solely related to the differences between the financial statement and tax bases of assets acquired and liabilities assumed in this transaction.
10. Commitments
     In the ordinary course of business, Wakulla made various commitments and incurred certain contingent liabilities to fulfill the financing needs of their customers. At October 1, 2010 commitments to extend credit of $15.0 million were outstanding and assumed by Centennial Bank.
11. Net Assets Acquired
     Under the terms of the purchase and assumption agreement, the FDIC agreed to transfer to Centennial Bank certain assets subject to loss-sharing agreements at book value, certain assets that are not subject to the loss-sharing agreements at a contractually-specified purchase price, certain assets at fair value and certain liabilities at book value. The FDIC also transferred cash to Centennial Bank to compensate for the net liability that resulted from the transfer of Wakulla assets and liabilities adjusted for the Bank’s discount bid.
     Details related to the transfer at October 1, 2010 are as follows:

October 1, 2010
(In thousands)
Net assets acquired per purchase and assumption agreement	$(32,417)
Cash received by the FDIC	80,925

Purchase accounting adjustments:
Loans receivable	(61,939)
FDIC indemnification asset	28,800
Core deposit intangibles	3,360
Other assets	4,392
Deferred tax impact	(6,678)
Deposits	(1,799)
Other liabilities	(4,296)

Net assets acquired	$10,348